Exhibit 99.1
 (Text of graph posted to Ashland Inc.'s website concerning
               Ashland Distribution's sales per shipping day)

Average Sales $ per Shipping Day ($, Millions)

	2002	2003	2004	2005	2006	2007
January	9.567	10.842	11.777	15.187	15.959	15.445
February	10.109	11.555	12.575	15.530	16.412	16.333
March	10.503	11.607	12.549	15.524	15.910	15.520
April	10.330	11.806	13.302	15.631	17.034	16.592
May	10.506	11.469	13.442	15.664	16.459	15.905
June	10.668	11.710	13.282	14.971	16.552	16.377
July	9.966	11.042	13.166	14.774	16.194	15.948
August	10.281	11.379	13.707	14.535	15.925	16.762
September	10.749	11.540	14.062	16.319	16.695	17.328
October	10.415	11.453	14.340	15.870	16.000	16.109
November	11.054	12.262	15.234	16.688	16.537	17.169
December	9.420	10.174	13.772	14.991	13.963